UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2020

CHEE CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-216868	32-0509577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296
 (Address of Principal Executive Offices) (Zip Code)

480-652-9800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 27, 2020, Chee Corp., a Nevada corporation (the “Company”), as Borrower, executed a Promissory Note (the “Note”) in favor of Farm House Partners LLC, an Arizona limited liability company, as Lender, for a loan in principal amount of Fifty Thousand Dollars ($50,000.00). The Note matures in one (1) year from the date of execution (the “Maturity Date”), is unsecured and bears an interest rate of 10% per annum. The outstanding principal balance, plus accrued interest, is due and payable in a single balloon payment upon the Maturity Date. There is no prepayment penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2020

Chee Corp., a Nevada corporation

By: /s/ Aaron Klusman
      Aaron Klusman
      Chief Executive Officer

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